EXHIBIT 10

                1998 PILOT STOCK OPTION PLAN
                 OF US AIRWAYS GROUP, INC.

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     1.     PURPOSE.  The purpose of this Plan is to grant certain of the employees of US Airways, Inc. the opportunity to acquire shares of the common stock of US Airways Group, Inc. through the exercise of the stock options awarded in accordance with the terms of this Plan and the 1998 US Airways pilot collective bargaining agreement.


     2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

     (a) "Account Statement" shall mean the statement that contains the information described in Section 4(k) of this Plan with respect to each Option Series allocated to a Participant.

     (b) "Acquisition" shall mean the consummation of any transaction or series of transactions as a result of which the Common Stock of the Corporation ceases to be listed on the NYSE.

     (c) "Allocation Statement" shall mean the statement setting forth the allocation of Options to Participants on each Grant Date pursuant to
Section 4(d) of the Plan.

     (d) "ALPA" or the "Association" shall mean the Air Line Pilots Association, International.

     (e)    "Board" shall mean the Board of Directors of the Corporation.

     (f) "Committee" shall mean a committee appointed by the Corporation to administer and implement the Plan.

     (g) "Common Stock" shall mean the common stock, par value $1.00, of the Corporation.

     (h)    "Corporation" shall mean US Airways Group, Inc.

     (i) "Expiration Date" shall mean, for any Option Series, ten (10) years following the Grant Date for the Options in that Option Series.

     (j) "Fair Market Value" shall mean the closing sale price of the Shares as reported on the NYSE Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported.

     (k) "Final Expiration Date" shall mean the date ten (10) years following the final Grant Date under the Plan.

     (l) "Grant Date" shall mean any one of the dates determined in accordance with Section 4(b) of this Plan.

     (m) "Issue Date" shall mean the date upon which Options in an Option Series are issued to Participants.

     (n)    "NYSE" shall mean the New York Stock Exchange.

     (o) "Option" shall mean an option to acquire shares of Common Stock issued pursuant to Section 4 of this Plan.

     (p) "Option Series" shall have the meaning assigned in Section 4(c) of this Plan.

     (q) "Participant" shall mean, for the Options granted on the referenced Grant Date, the pilots listed on the Allocation Statement for that Grant Date.

     (r) "Pilot Agreement" shall mean the 1998 collective bargaining agreement between ALPA and US Airways.

     (s) "Plan" shall mean this 1998 Pilot Stock Option Plan of US Airways Group, Inc.

     (t)    "Share" shall mean a share of Common Stock.

     (u) "US2" shall mean the low cost, low fare operation as described in Letter of Agreement No. 48 to the Pilot Agreement.

     (v)    "US Airways" shall mean US Airways, Inc.


     3.     ADMINISTRATION; SHARES AVAILABLE

     (a) ADMINISTRATION. The Plan shall be administered by the Committee. The Committee may authorize and establish reasonable rules and regulations to implement or

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administer the Plan or the Options; provided, however, that the Committee shall take no action that is inconsistent with the provisions of the Plan or the Pilot Agreement. The Committee shall provide reasonable notice to and shall consult with the Association before issuing any rules or policies of general applicability to the Plan or Participants.

     (b) POWERS RESERVED TO ALPA. Notwithstanding Section 3(a) or any other provision of this Plan, ALPA shall maintain the power and authority to determine or redetermine (i) the Participants who will receive Options on each Grant Date, (ii) the allocation of Options on each Grant Date, and
(iii) the vesting schedule of the Options granted on each Grant Date (subject to the minimum vesting requirements set forth in Section 4(h) of the Plan); provided, however, that such determinations or redeterminations by ALPA must be approved by the Corporation, which approval shall not be unreasonably withheld. ALPA shall notify the Corporation of such determinations for the First Grant Date no later than the day before the adoption of the Plan and fifteen (15) days following each Grant Date beginning with the Second Grant Date. Determinations or redeterminations provided by ALPA shall be deemed approved by the Corporation if the Committee does not provide ALPA with a written statement of the reasons for withholding its approval within fifteen (15) days of notification by ALPA under this Section 3(b).

     (c) DISPUTE RESOLUTION. Disputes under this Plan shall be resolved as follows:

            (i) Except as set forth in subsection (ii) of this Section, disputes concerning the interpretation or application of the Plan, shall be subject to the grievance and System Board of Adjustment procedures of the Pilot Agreement.

            (ii) Notwithstanding the foregoing sentence, disputes involving or related to Section 8 of the Plan (anti-dilution) shall be resolved through final and binding arbitration before a neutral investment banking professional who is not and has not been employed by or a consultant to the Corporation, US Airways or ALPA. The neutral professional shall be a representative of an investment banking firm of national standing selected by mutual agreement of ALPA and the Corporation or, failing such agreement, by alternate striking from a list of three such firms submitted by each party with a coin flip determining which party exercises the first strike.
 The proceeding before the neutral professional shall be completed expeditiously and the neutral professional's decision shall be rendered no later than thirty (30) days following the conclusion of the proceeding.
The costs of such neutral investment banking professional shall be shared equally by the Corporation and ALPA.

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     (d)    SHARES AVAILABLE.   Except to the extent of adjustments
authorized by Section 8 of this Plan, a total of 11.5 million Shares may be issued pursuant to Options granted under this Plan. Such shares may be either treasury Shares or authorized but unissued Shares.

     4. OPTIONS. Options shall be evidenced by a letter issued to each Participant containing the Exercise Price and the Expiration Date of the Options in such form as shall be determined by the Committee, provided that the terms and conditions of each such letter are not inconsistent with this Plan.

     (a) NUMBERS OF OPTIONS PER GRANT DATE. The Options for 11.5 million Shares reserved for the Plan shall be issued as follows:

            (i) As of the First Grant Date, the Corporation shall grant Options to Participants with respect to an aggregate of 2.3 million Shares.

            (ii) As of the Second, Third, Fourth, Fifth and Sixth Grant Dates, the Corporation shall grant Options to Participants with respect to an aggregate of 1.84 million Shares per Grant Date plus the number of Options forfeited under Section 7 of the Plan since the preceding Grant Date (subject to adjustment as provided in this Plan).

            (iii) Options for fractional shares shall not be granted and ALPA shall provide the Corporation with an allocation providing each Participant with Options for full shares, which in the aggregate equal and do not exceed 2.3 million or 1.84 million shares, as appropriate, plus the number of Options forfeited under Section 7 of the Plan since the preceding Grant Date.

            (iv) Unless otherwise directed by ALPA in accordance with the terms of this Plan, all Options shall be granted to Participants as of each Grant Date even if they are issued at a later date.

     (b) GRANT DATES. Options shall be granted as of each of six (6) Grant Dates, determined as follows.

             (i)      The First Grant Date shall be January 30, 1998.

             (ii) The Second Grant Date shall be the earlier to occur of (A) the first date on which US Airways' US2 operation is in excess of fifteen percent (15%) of the consolidated schedule system-wide block hours of US Airways, inclusive of US2, or (B) January 30, 1999;

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             (iii)    The Third Grant Date shall be the earlier to occur of
(A) the first date on which US Airways' US2 operation is in excess of twenty percent (20%) of the consolidated schedule system-wide block hours of US Airways, inclusive of US2, or (B) January 30, 2000;

             (iv) The Fourth Grant Date shall be the earlier to occur of (A) the first date on which US Airways' US2 operation is in excess of twenty-one percent (21%) of the consolidated schedule system-wide block hours of US Airways, inclusive of US2, or (B) January 30, 2001; and

             (v)      The Fifth Grant Date shall be the earlier to occur of
(A) the first date on which US Airways' US2 operation is in excess of twenty-two and one-half percent (22.5%) of the consolidated schedule system-wide block hours of US Airways, inclusive of US2, or (B) January 30, 2002.

             (vi)     The Sixth Grant Date shall be February 1, 2003.

     Notwithstanding the foregoing, within ten (10) business days following the Second Grant Date, ALPA shall have the right in its sole discretion to determine that the Third, Fourth and Fifth Grant Dates shall be the first, second and third anniversaries, respectively, of the Second Grant Date. Such determination shall be delivered to the Corporation by written notice and shall be irrevocable.

     (c) OPTION SERIES. For administrative purposes, the Options granted under this Plan on each Grant Date shall be classified and designated as a separate Option Series according to the following schedule:

               Grant Date              Option Series
               ----------              -------------

               First Grant Date        Series 1
               Second Grant Date       Series 2
               Third Grant Date        Series 3
               Fourth Grant Date       Series 4
               Fifth Grant Date        Series 5
               Sixth Grant Date        Series 6

     (d) ALLOCATION. The Options in each Option Series shall be allocated as follows:

             (i) As soon as practical, but no later than the day before the adoption of the Plan with respect to the First Grant Date and no later than fifteen (15) days

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following each of the Second through Sixth Grant Dates, ALPA shall provide the Corporation in writing with a description of the principles (the "Allocation Principles") governing the allocation of Options among Participants for the applicable Grant Date in reasonable detail for approval by the Corporation in accordance with Section 3(b) of the Plan.

             (ii) The Allocation Principles shall provide for the allocation of Options to purchase full Shares which, in the aggregate, equal 2.3 million Options for the First Grant Date and 1.84 million for each subsequent Grant Date, plus the number of Options forfeited since the preceding Grant Date.

             (iii) For each Grant Date under the Plan, the Corporation shall perform, to the extent reasonably possible, the data extractions and mathematical calculations necessary to generate from the Allocation Principles a list of pilots participating in the allocation and the number of shares allocated to each participating pilot (the "Allocation Statement"). The Allocation Principles shall not impose an unreasonable administrative burden on the Corporation in this process.

              (iv) For the First Grant Date, the Corporation shall prepare a preliminary Allocation Statement (the "Preliminary Allocation Statement") based on the Allocation Principles determined by ALPA. The Corporation shall submit the Preliminary Allocation Statement to ALPA for review. ALPA shall then have forty-five (45) days (the "Objection Period") in which to provide the Corporation with any written objections to the Corporation's Preliminary Allocation Statement. Any objection must be submitted, in writing, by the forty-fifth (45th) calendar day after the date of mailing of the Preliminary Allocation Statement to the Vice President-Labor Relations at US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227. After the Objection Period, ALPA shall be barred from thereafter bringing any challenge, including but not limited to filing any grievance, administrative claim or lawsuit before any system board of adjustment, agency or court, relating to the allocation of Options for the First Grant Date.

            (v) For each of the Second through Sixth Grant Dates, following the initial creation of a Preliminary Allocation Statement, the Corporation shall provide each Participant with a statement describing the individual historical data underlying the pilot's Option allocation. ALPA and each pilot shall then have forty-five (45) days (the "Objection Period") in which to provide the Corporation with a written objection to the Corporation's data statement and to provide all documentation relevant to the alleged data error. Any objection must be submitted, in writing, by the forty-fifth (45th) calendar day after the date of

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mailing of the Preliminary Allocation Statement to the Vice President-Labor
Relations at US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227. ALPA or any pilot who does not assert such written claims of error within the Objection Period shall be barred from thereafter bringing any challenge, including but not limited to filing any grievance, administrative claim or lawsuit before any system board of adjustment, agency or court, relating to the allocation of Options for the applicable Grant Date.

            (vi) In the event that no objections are filed during the Objection Period following any Grant Date, the Corporation shall promptly generate a final Allocation Statement (the "Final Allocation Statement") identical to the Preliminary Allocation Statement and issue the applicable Option Series to the Participants in accordance with the Final Allocation Statement.

            (vii) The Corporation and ALPA shall review each of the objections filed during any Objection Period. Any objection that remains unresolved following this review shall be submitted to final and binding resolution by a special arbitrator on the basis of the written materials provided by the objecting pilot and/or ALPA to the Corporation during the Objection Period and the relevant US Airways data provided by the Corporation. The special arbitrator shall provide the Corporation, ALPA and the objecting pilots with his or her final rulings no later than forty-five (45) days following the close of the Objection Period. Following its receipt of such rulings, the Corporation shall promptly generate a Final Allocation Statement consistent with the special arbitrator's rulings and issue the applicable Option Series to the Participants in accordance with the Final Allocation Statement.

            (viii) Once the Options are issued in accordance with a Final Allocation Statement, either for the First Grant Date or any subsequent Grant Date, both ALPA and all pilots shall be barred from thereafter bringing a challenge, including but not limited to filing any grievance, administrative claim or lawsuit before any system board of adjustment, agency or court, relating to the allocation of the applicable Option Series.

            (ix) The special arbitrator described in this Section 4(d) shall be jointly selected by the parties or, failing agreement, shall be supplied by the National Mediation Board. The parties shall make every reasonable effort to designate a single individual as the special arbitrator for all of the Option allocations under the Plan. The costs of the special arbitrator shall be shared equally by US Airways and ALPA.

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     (e)     ISSUE DATE.  With respect to each Grant Date, the Options to be granted shall be issued by the Corporation promptly following the creation of the Final Allocation Statement for that Grant Date. All Options shall be granted as of their Grant Date irrespective of the date they are issued to the Participants.

     (f) TERM. Each Option shall have a term of ten (10) years from its Grant Date.

     (g) EXERCISE PRICE. Except as provided in Section 4(i) of this Plan, the exercise price of each Option (the "Exercise Price") shall be determined as follows:

             (i) For Options granted as of the First Grant Date, the Exercise Price per Share of each such Option shall be the average of the Fair Market Value of the Common Stock on the NYSE as of (A) September 30, 1997 and (B) the First Grant Date.

             (ii) For Options granted as of each of the Second, Third, Fourth, Fifth and Sixth Grant Dates, the Exercise Price per Share of each such Option shall be the average of the Fair Market Value of the Common Stock on the NYSE on each trading day during the fifteen (15) trading days immediately preceding such Grant Date.

     (h) VESTING; EXERCISABILITY. Each of the Options granted as of the First Grant Date shall be subject to a minimum two-year vesting period, each of the Options granted as of the Second Grant Date through the Fifth Grant Date shall be subject to a minimum one (1) year vesting period, and each of the Options granted as of the Sixth Grant Date shall not be subject to any vesting period. The Association may impose additional vesting requirements pursuant to Section 3(b) of the Plan. Once granted to Participants, each Option shall be exercisable upon the completion of the applicable vesting period until the expiration of its ten (10) year term.

     (i)     EFFECTS OF ACQUISITION

             (i)     ACQUISITION OPTION GRANTS.   Prior to, but in no event
later than a date which is ten (10) business days prior to the publicly-scheduled occurrence of an Acquisition, ALPA shall deliver in writing to the Corporation an Allocation Statement pursuant to which Options covering any remaining Shares that are reserved for issuance under the Plan shall be granted by the Corporation as of the date immediately prior to the occurrence of such Acquisition. The Options granted pursuant to this
Section 4(i)(i) shall be granted with a term of ten (10) years computed as of the effective grant date of such Option, which shall be the

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date immediately prior to the Acquisition, subject to and contingent upon the occurrence of such Acquisition; if such Acquisition does not occur then such Options shall be of no force and effect and the Shares so placed under option shall be available for future grants under the Plan. The Options granted pursuant to this Section 4(i)(i) shall be immediately vested and exercisable and shall have an Exercise Price per Share equal to the Exercise Price per Share of the Options granted on the most recent Grant Date that occurred no less than six (6) months prior to a public announcement by a qualified purchaser to pursue a transaction with the Corporation that results in an Acquisition.

             (ii) ACCELERATED VESTING. Upon the occurrence of an Acquisition, all outstanding Options shall become immediately vested and exercisable.

     (j) METHOD OF EXERCISE. Options shall be exercised in 100-share increments (or the total number of Options in any Option Series held by a Participant) by notice to the Secretary of the Corporation (or the Secretary's designated agent) in such form as is from time to time prescribed by the Committee and by the payment in full of the aggregate Exercise Price of the Option (or portion thereof) being exercised. A Participant may pay such purchase price by any of the following methods:
(i) tendering a cash payment; (ii) authorizing the Corporation to withhold from the Shares otherwise issuable to such Participant one or more of such shares having an aggregate Fair Market Value, determined as of the date of exercise of the Option, equal to the amount of the exercise price of the portion of the Option being exercised; (iii) delivering to the Corporation previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any natures whatsoever) having an aggregate Fair Market Value, determined as of the date of exercise of the Option, equal to the amount of the exercise price of the portion of the Option being exercised; or (iv) a "broker cashless exercise" procedure under terms and procedures developed by the Committee; provided, that the Participant shall be responsible for payment of any and all brokerage commissions, fees and expenses, if any, incurred in connection with such exercise.

     (k) RECORDKEEPING AND REPORTING. The Corporation shall maintain at all times through the Final Expiration Date an Account Statement for each Participant that contains the following information: (i) the number of unexercised Options in each Option Series vested to the Participant, (ii) the number of unexercised Options in each Option Series that have not yet vested to the Participant and the vesting date for such Options, (iii) the number of previously exercised Options in each Option Series, (iv) the Exercise Price for each Option Series and (v) the Expiration Date of each Option Series. The

Corporation shall provide Participants with a written cumulative Account Statement (i) within sixty (60) days of each Issue Date (other than the first Issue Date) and (ii) within sixty (60) days of each anniversary of the Sixth Grant Date through the Final Expiration Date.

     (l) DEEMED EXERCISE PRIOR TO EXPIRATION. If (i) a Participant maintains exercisable but unexercised Options in any Option Series on the day prior to the Expiration Date for such Option Series and (ii) the Fair Market Value of the Shares exceeds the Exercise Price for such Options on such date by an amount sufficient to cover the brokers' commission, fees and expenses in connection with the exercise of such options, then the Participant shall be deemed to have exercised all such Options on the applicable Expiration Date pursuant to the method of exercise specified in
Section 4(j)(iv) of the Plan and the method of tax withholding specified in
Section 6(a)(iv) of the Plan. In the event of any deemed exercise under this Section 4(l), the Corporation shall provide the Participant with a notice, in a form determined by the Committee, describing the terms of the exercise and providing the Participant with the net proceeds of the exercise.

     5. NONTRANSFERABILITY OF OPTIONS. Options may be exercised during the holder's lifetime only by the holder thereof and shall not be transferable by the holder thereof other than by will or the laws of descent and distribution.

     6.     TAX WITHHOLDING; EFFECT OF INCOME REALIZED BY PARTICIPANT.

     (a)    TAX WITHHOLDING   At the time of the exercise of an Option, the
Corporation shall have the right to require the Participant to remit to the Corporation an amount sufficient to satisfy any foreign, Federal, state or local income, employment or other taxes required by law to be withheld with respect to such exercise. A Participant may satisfy any such withholding tax obligation by any of the following methods: (i) tendering a cash payment; (ii) authorizing the Corporation to withhold from the shares otherwise payable to such Participant one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises equal to the amount of the total withholding tax obligation; (iii) delivering to the Corporation previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any natures whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation; or (iv) a "broker cashless exercise" procedure; provided, that the Participant shall be responsible for payment of any and all brokerage commissions, fees and expenses, if any, incurred in connection with such exercise. Unless otherwise provided for, the Corporation shall have the right to deduct any such taxes from any payment otherwise due to the Participant.

     (b) EFFECT OF INCOME REALIZED BY PARTICIPANT. To the extent the grant or exercise of an Option results in the realization of income by any Participant, the amount of such realized income shall not be taken into account for purposes of calculating any benefit otherwise payable to the Participants under the terms of any employee benefit plan, program or arrangement of the Corporation (or any subsidiary thereof) in which the Participant may participate from time to time.

     7.     TERMINATION OF EMPLOYMENT/ FORFEITURES

     (a) DEATH, DISABILITY OR RETIREMENT. If a Participant's employment with the Corporation (or any subsidiary) terminates by reason of death, disability or retirement, then (i) any Option held by the Participant that was exercisable at the time of such termination of employment shall continue to be exercisable until the Expiration Date of the Option; and
(ii) any Option held by such Participant that was not yet exercisable shall continue to be held by such Participant (or their beneficiary in the case of death) and shall become exercisable at the applicable vesting date and thereafter shall remain exercisable through the Expiration Date of the Option. For purposes of this Section 7, (i) "retirement" shall mean any permanent separation of employment from the Corporation (or any subsidiary) after the pilot has attained eligibility for commencement of any form of retirement benefits (including normal, early or disability) under the terms of the Retirement Income Plan for Pilots of US Airways, Inc.; and (ii) "permanent separation" or "permanent termination" shall mean the later to occur of the expiration of any grievance right under the collective bargaining agreement, or the date of a final decision by a system board of adjustment, following a separation of employment.

     (b) OTHER SEPARATION OF EMPLOYMENT. If a Participant's employment with the Corporation (or any subsidiary) permanently terminates for any reason other than death, disability or retirement, then (i) any Option held by the Participant (or the Participant's beneficiary if the Participant has died) that was exercisable on the effective date of such permanent termination of employment shall remain exercisable until the Expiration Date of the Option; and (ii) any Option held by such Participant that was not yet exercisable on the effective date of the permanent termination of employment shall be forfeited and shall revert to the Plan for reissuance on the next occurring Grant Date.

     8.     ADJUSTMENT OF SHARES AND/OR OPTIONS.

     (a) If during the term of the Plan and any Option granted hereunder, there shall be declared and paid a stock dividend upon the Shares of the Corporation or if the Shares shall be split-up, converted, reclassified, changed into, or exchanged for, a different number or kind of securities of the Corporation, the Option, to the extent that it has not been exercised, shall entitle the holder upon the future exercise of such Option to such number and kind of securities or other property subject to the terms of the Option to which he would be entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, reclassification or exchange; and the aggregate purchase price upon the future exercise of the Option shall be the same as if originally optioned Shares were being purchased. If any such event should occur, the number of Shares with respect to which Options remain to be issued shall be similarly adjusted.

     (b) In the event the outstanding Shares receive an "extraordinary distribution" of, or are changed into, or are exchanged for, any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option. For purposes of this Section 8(b), the term "extraordinary distribution" shall mean any single dividend or other distribution to holders of Shares of cash payable after the effective date of this Plan, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Shares since the most recent previous extraordinary distribution exceeds twenty-five percent (25%) of the aggregate Fair Market Value of all Shares outstanding on the record date for determining the shareholders entitled to such extraordinary dividend.

     (c) In the event that the Corporation (or any subsidiary) shall issue to any of its employees equity-based awards or instruments (including, but not limited to, stock options, stock appreciation rights, restricted stock or equity-based performance units) relating to the Common Stock or make a profit sharing contribution, in any case, pursuant to an employee benefit or incentive plan, program or arrangement of the Corporation (or any subsidiary) not in existence on September 30, 1997, the number of Shares reserved for issuance under the Plan shall be appropriately adjusted to provide that Shares issued under this Plan shall not be diluted. Notwithstanding the foregoing, no such adjustment shall be made in the event that the Corporation (or any subsidiary) shall
(i) make cash or other compensation payments to management personnel, or
(ii) issue equity-based awards or instruments (including, but not limited to, stock options, stock appreciation rights, restricted stock or equity-based performance units) relating to the Common Stock, up to the number of Shares reserved as of September 30, 1997 for issuance, including any shares which revert or are forfeited, pursuant to an employee benefit or incentive plan, program or arrangement of the Corporation (or any subsidiary) that was in existence on September 30, 1997.

     9. ISSUANCE OF SHARES AND COMPLIANCE WITH THE SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on the NYSE and (b) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. The Company shall makes such filings as it deems necessary to satisfy each of the foregoing conditions prior to January 1, 2000 (i.e., prior to the first date that an Option may be exercised under this Plan). Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or nonexistence with respect to such Shares of an effective registration statement under the Securities Act of 1933, as from time to time amended, to issue the Shares in compliance with the provisions of that or any comparable act.

     10. AMENDMENT OF THE PLAN OR AN OPTION. The amendment or modification of this Plan or any Option shall be governed by the following rules:

     (a) The Committee shall have the power and authority described in this Section to make amendments or modifications to the Plan that do not reduce the dollar value of the Options and that do not contravene the terms contained in the following Sections of this Plan: 3, 4(a), 4(b), 4(d) 4(f), 4(g), 4(h) 4(i), the initial sentence of 4(j), 5, 6, 7, 8, 10, 11, and the definitions contained in Section 2 to the extent referenced in those Sections. Any such amendments shall be subject to the prior written approval of the Association, which shall not be unreasonably withheld (it being understood that such amendments or modifications shall be deemed approved by the Association if the Association does not provide the Committee a written statement of the reasons for withholding its approval within fifteen (15) days of the Association=s receipt of written notice of the proposed amendments or modifications).

     (b) Any amendment or modification that would adversely affect the rights of the holder of an outstanding Option shall require the prior written consent of such Participant (or beneficiary thereof, if applicable) in order to be effective.

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     (c)     The Association shall maintain the powers specified in Section
3(b) of the Plan.

     (d) Except as explicitly stated in Sections 10(a), 10(b) or 10(c) above, the Plan and any Option granted hereunder may only be amended or modified in a written agreement between the Association and US Airways and the Corporation.

     11. EFFECTIVENESS AND TERM OF THE PLAN. The Plan shall become effective and in full force and effect upon its adoption by the Board, and the Plan shall terminate on the Final Expiration Date.

     12. GENERAL. Whenever state law is applicable to the Plan, the laws of the State of Delaware shall apply without giving effect to Delaware conflict of law principles.



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